UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 30, 2006

CORNERSTONE CORE PROPERTIES REIT, INC.

(Exact name of registrant as specified in its charter)

Maryland	333-121238	33-0827161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1920 Main Street, Suite 400
 Irvine, California 92614

(Address of principal executive offices)

(949) 852-1007

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement

On June 30, 2006, we entered into a Credit Agreement with HSH Nordbank AG, New York Branch, for a temporary credit facility that we will use during the offering period to facilitate our acquisitions of properties in anticipation of the receipt of offering proceeds. The Credit Agreement permits us to borrow up to $50,000,000 secured by real property at a borrowing rate based on LIBOR plus a margin ranging from 1.15% to 1.35% and requires payment of a usage premium of up to 0.15% and an annual administrative fee. We may use the entire credit facility to acquire real estate investments and we may use up to 10% of the credit facility for working capital. We are entitled to prepay the obligations at any time without penalty. The principal balance is due on June 30, 2008. The obligations under the Credit Agreement may be accelerated in the event of a default as defined in the Credit Agreement. In connection with documentation and closing the Credit Agreement, we paid and expect to pay fees and expenses totaling approximately $900,000.

Consistent with our borrowing policies, during our offering, we will borrow periodically to acquire properties and for working capital. We will determine whether to use the proceeds of the offering to repay amounts borrowed under the Credit Agreement depending on a number of factors including the investments which are available to us for purchase at the time and the cost of the credit facility. On or before the closing of the offering, we will repay all amounts owing under the Credit Agreement which have not previously been paid and at that time we will own our properties all-cash, with no permanent acquisition financing.

Item 2.03  Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information reported under Item 1.01 of this Current Report on Form 8-K is incorporated by reference under this Item 2.03.

Item 8.01  Other Events

On June 30, 2006, the board of directors of Cornerstone Core Properties REIT, Inc. declared a daily dividend on its common stock in the amount of $0.00109589 per share to each stockholder of record as of the close of business on each day of July, August and September 2006 to be paid in cumulative amounts on or before August 15, 2006, September 15, 2006 and October 15, 2006, respectively. The amount of daily dividends, if paid each day over a 365-day period, would equal a 5% annualized rate based on a share price of $8.00 per share.

Until proceeds from our offering are invested and generating operating cash flow sufficient to make distributions to stockholders, we intend to pay all or a substantial portion of our distributions from the proceeds of such offering or from borrowings in anticipation of future cash flow.

Item 9.01  Financial Statements and Exhibits

(d)                                 Exhibits

99.1                         Credit Agreement, dated as of June 30, 2006, among Cornerstone Operating Partnership, L.P., Cornerstone Core Properties REIT, Inc., Cornerstone Realty Advisors, LLC, and HSH Nordbank AG, New York Branch.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE CORE PROPERTIES REIT, INC.

Dated: July 7, 2006	By:	/s/ Terry G. Roussel
Terry G. Roussel,
Chief Executive Officer